EXHIBIT 5.1
D E W E Y   B A L L A N T I N E   L L P

1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333
July 30, 2007
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
Ladies and Gentlemen:
     We have acted as counsel to Illumina, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 2,244,843 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, relating to the public offering and sale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The Shares are issuable upon the exercise of warrants (the “Warrants”) that are held by the Selling Stockholders.
     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein.
     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.
     We are members of the Bar of the State of New York, and in expressing the foregoing opinions, we are not passing upon the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, DEWEY BALLANTINE LLP